UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 5.07 - Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2015, the Company announced that Joseph F. Beaman, Jr., Executive Vice President and Corporate Secretary of Peoples Bancorp of North Carolina, Inc. and Executive Vice President, Chief Administrative Officer and Secretary of Peoples Bank will be retiring in 2015.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	Annual Shareholders' Meeting - May 7, 2015

(b)
Directors elected at the meeting are as follows: James S. Abernethy, Robert C. Abernethy, Douglas S. Howard, John W. Lineberger, Jr., Gary E. Matthews, Billy L. Price, Jr. MD, Larry E. Robinson, William Gregory Terry, Dan Ray Timmerman, Sr. and Bejamin I. Zachary

	At the May 7, 2015 Annual Shareholders' Meeting the following items were submitted to a vote of shareholders:

	1)	Election of Directors:

			Votes For	Votes Against	Votes Withheld	Broker Non-votes
	James S. Abernethy		3,528,649	-	729,951	817,535
	Robert C. Abernethy		3,531,697	-	726,903	817,535
	Douglas S. Howard		3,678,286	-	580,314	817,535
	John W. Lineberger, Jr.		3,606,346	-	652,254	817,535
	Gary E. Matthews		3,679,386	-	579,214	817,535
	Billy L. Price, Jr. MD		3,680,749	-	577,851	817,535
	Larry E. Robinson		3,531,433	-	727,167	817,535
	William Gregory Terry		3,533,428	-	725,172	817,535
	Dan Ray Timmerman, Sr.		3,533,428	-	725,172	817,535
	Benjamin I. Zachary		3,679,386	-	579,214	817,535

	2)		Ratification of appointment of Independent Registered Public Accountants - Porter Keadle Moore, LLC

	Votes For - 5,046,903; Votes Against - 27,807; Votes Abstained - 1,425; Broker Non-votes - 0

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 11, 2015	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer